Exhibit 99



                             Joint Filer Information


Name:                      Elan International Services, Ltd.


Address:                   102 St. James Court
                           Flatts, Smiths FL 04
                           Bermuda


Designated Filer:          Elan Corporation, plc


Issuer & Ticker Symbol:    DOR BioPharma, Inc.


Date of Earliest
Transaction Required
to be Reported:            10/21/02


Signature:                 /s/ Kevin Insley
                           ------------------------------------------------
                           Name:  Kevin Insley
                           Title:    President and Chief Financial Officer
                           ELAN INTERNATIONAL SERVICES, LTD.

                             Joint Filer Information


Name:                      Elan Pharmaceutical Investments, Ltd.


Address:                   102 St. James Court
                           Flatts, Smiths FL 04
                           Bermuda


Designated Filer:          Elan Corporation, plc


Issuer & Ticker Symbol:    DOR BioPharma, Inc.


Date of Earliest
Transaction Required
to be Reported:            10/21/02


Signature:                 /s/ Kevin Insley
                           ------------------------------------------------
                           Name:  Kevin Insley
                           Title:    President and Chief Financial Officer
                           ELAN PHARMACEUTICAL INVESTMENTS, LTD.